Earnings Call: Fourth Quarter 2023 January 25, 2024 (NASDAQ: IBCP)

Cautionary note regarding forward-looking statements This presentation contains forward-looking statements, which are any statements or information that are not historical facts. These forward-looking statements include statements about our anticipated future revenue and expenses and our future plans and prospects. Forward-looking statements involve inherent risks and uncertainties, and important factors could cause actual results to differ materially from those anticipated. For example, deterioration in general business and economic conditions or turbulence in domestic or global financial markets could adversely affect our revenues and the values of our assets and liabilities, reduce the availability of funding to us, lead to a tightening of credit, and increase stock price volatility. Our results could also be adversely affected by changes in interest rates; increases in unemployment rates; deterioration in the credit quality of our loan portfolios or in the value of the collateral securing those loans; deterioration in the value of our investment securities; legal and regulatory developments; changes in customer behavior and preferences; breaches in data security; and management’s ability to effectively manage the multitude of risks facing our business. Key risk factors that could affect our future results are described in more detail in our Annual Report on Form 10-K for the year ended December 31, 2022 and the other reports we file with the SEC, including under the heading “Risk Factors.” Investors should not place undue reliance on forward-looking statements as a prediction of our future results. Any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement, whether as a result of new information, future events, or otherwise. 2 2

• Formal Remarks − William B. (Brad) Kessel President and Chief Executive Officer − Gavin A. Mohr Executive Vice President and Chief Financial Officer − Joel Rahn Executive Vice President – Commercial Banking • Question and Answer session • Closing Remarks Note: This presentation is available at www.IndependentBank.com in the Investor Relations area under the “Presentations” tab. Agenda 3

4Q23 Overview • Total loans increased 5.2% annualized while maintaining conservative approach to new loan production • New loan production continues to be largely focused on new commercial clients that bring deposits to the bank • Asset quality remained exceptional with NPAs/Total Assets at 0.11% and NCO of $0.2 million in the quarter • Total watch credits of $35.1 million • Deposit base remains stable with short-term brokered deposits added to fund new loan production • Continued rotation into higher yielding assets contributed to net interest margin increasing to 3.26% • Disciplined expense control results in decline in non-interest expense from 3Q23 • Continued high level of profitability with core ROAA of 1.26% (excluding impact of fair value adjustment in MSRs) • Total Capital Ratio increased 13 bps to 13.71% • Tangible book value per share increased 8.7% from end of prior quarter • Balance sheet liquidity remains strong with loan-to-deposit ratio of 82% • Net income of $13.7 million, or $0.65 per diluted share • Decline in net income from prior quarter driven by unfavorable fair value adjustment in mortgage loan servicing • Strong profitability, prudent balance sheet management, and AOCI recapture results in further growth in tangible book value per share Healthy Capital & Liquidity Positions Positive Trends in Key Metrics Solid Loan Growth and Strong Asset Quality 4Q’23 Earnings 4 4

$ 4 .1 $ 4 .1 $ 4 .2 $ 4 .3 $ 4 .3 $ 4 .4 $ 4 .5 $ 4 .5 $ 4 .6 $ 4 .6 0 .1 1% 0 .0 9% 0 .0 7% 0 .1 1% 0 .3 3% 0 .7 8% 1 .2 6% 1 .5 7% 1 .8 0% 2 .1 7 % Q 3 '2 1 Q 4 '2 1 Q 1 '2 2 Q 2 '2 2 Q 3 '2 2 Q 4 '2 2 Q 1 '2 3 Q 2 '2 3 Q 3 '2 3 Q 4 '2 3 Total Deposits Cost Of Deposits Non-interest Bearing 23% Savings and Interest- bearing Checking 41% Reciprocal 18% Time 11% Brokered 6% Low-Cost Deposit Franchise Focused on Core Deposit Growth • Substantial core funding – $3.81 billion of non-maturity deposit accounts (82.5% of total deposits). • Core deposit decrease of $11.3 million (1.0% annualized) in 4Q'23. • Time deposit increase of $46.4 (38.5% annualized) million in 4Q’23. • Total deposits increased $243.8 million (5.6%) since 12/31/22 with non-interest bearing down $193.7 million, savings and interest- bearing checking down $67.6 million, reciprocal up $229.4 million, time up $202.8 million and brokered time up $72.8 million. • Deposits by Customer Type: − Retail – 48.9% − Commercial – 35.5% − Municipal – 15.6% Deposit Composition 12/31/23 Cost of Deposits (%)/Total Deposits ($B) Core Deposits: 82.5% 5 $4.6B

6

Historic IBC Cost of Funds (excluding sub debt) vs. the Federal Funds Rate (with Deposit Balances)


Cumulative Cycle Beta = 36.0%
Federal Funds Rate
Deposit Balances ($ in thousands)
6.0%
5.5%
5.0%
4.5%
4.0%
3.5%
3.0%
2.5%
2.0%
1.5%
1.0%
0.5%
0.0%
5,000,000
4,500,000
4,000,000
3,500,000
3,000,000
2,500,000
2,000,000
1,500,000
1,000,000
500,000
0
0.27%
0.27%
0.28%
0.33%
0.36%
0.42%
0.51%
0.60%
0.73%
0.82%
0.85%
0.85%
0.74%
0.63%
0.30%
0.23%
0.39%
0.14%
0.12%
0.11%
0.10%
0.10%
0.12%
0.33%
0.79%
1.25%
1.57%
1.80%
1.99%
Dec-16
Mar-17
Jun-17
Sep-17
Dec-17
Mar-18
Jun-18
Sep-18
Dec-18
Mar-19
Jun-19
Sep-19
Dec-19
Mar-20
Jun-20
Sep-20
Dec-20
Mar-21
Jun-21
Sep-21
Dec-21
Mar-22
Jun-22
Sep-22
Dec-22
Mar-23
Jun-23
Sep-23
Dec-23
IB COF
Fed Funds Spot
Fed Effective
Total Deposits

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7

Diversified Loan Portfolio
Focused on High Quality Growth

Loan Composition 12/31/23


Held for Sale
0%
Commercial
44%
Installment
16%
$3.8B
Mortgage
39%

Yield on Loans (%)/ Total Portfolio Loans ($B)


4.13%
4.08%
3.82%
4.01%
4.39%
4.90%
5.07%
5.36%
5.53%
5.73%
$2.9
$2.9
$3.0
$3.3
$3.4
$3.4
$3.5
$3.6
$3.7
$3.8
Q3'21
Q4'21
Q1'22
Q2'22
3Q'22
4Q'22
1Q'23
2Q'23
3Q'23
4Q'23
Total Portfolio Loans
Yield on Loans

Note: Portfolio loans exclude loans HFS.

- Portfolio loan changes in 4Q'23:
  - Commercial – increased $53.6 million.

    …Average new origination yield of 7.72% vs a 6.77% portfolio yield.
  - Mortgage – increased $10.0 million.

    …Average new origination yield of 7.68% vs a 4.64% portfolio yield.
  - Installment – decreased $14.2 million.

    …Average new origination yield of 8.68% vs a 5.44% portfolio yield.
- Mortgage loan portfolio weighted average FICO of 746 and average balance of $183,419.
- Installment weighted average FICO of 754 and average balance of $25,758.
- Commercial loan rate mix:
  - 50% fixed / 50% variable.
  - Indices – 51% tied to Prime, 1% tied to a US Treasury rate and 48% tied to SOFR.
- Mortgage loan (including HELOC) rate mix:
  - 61% fixed / 39% adjustable or variable.
  - 21% tied to Prime, 9% tied to a US Treasury rate and 70% tied to SOFR.

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10.18%, Commercial Industrial, $157 8.87%, Retail, $136 6.08%, Office, $93 5.23%, Construction, $80 3.23%, Multifamily, $50 2.50%, 1-4 Family, $38 1.75%, Land, Vacant Land and Development, $27 0.68%, Special Purpose, $10 9% $149 9% $147 6% $99 6% $90 5% $73 4% $71 3% $54 3% $51 3% $43 $40 $40 $40 $35 $30 $73 $1,141MM Manufacturing Construction Health Care and Social Assistance Retail Hotel and Accomodations Real Estate Rental and Leasing Transportation Other Services (except Public Administration) Wholesale Professional, Scientific, and Technical Services Arts, Entertainment, and Recreation Food Service Finance and Insurance Assisted Living Other Services Concentrations within $1.7B Commercial Loan Portfolio C&I or Owner Occupied Loans by Industry as a % of Total Commercial Loans ($ in millions) Investor RE by Collateral Type as a % of Total Commercial Loans ($ in millions) Note: $1.1 billion, or 67.8% of the commercial loan portfolio is C&I or owner occupied, while $541 million, or 32.2% is investment real estate. The percentage concentrations are based on the entire commercial portfolio of $1.7 billion as of December 31, 2023 8 $541MM

$5.3 $4.8 $4.4 $7.2 $13.2 $2.3 $3.1 $1.9 $4.4 $4.9 $3.3 0.3% 0.2% 0.2% 0.3% 0.5% 0.1% 0.1% 0.1% 0.1% 0.1% 0.1% 0.0% 0.2% 0.4% 0.6% 0.8% 1.0% 1.2% 1.4% $- $2.0 $4.0 $6.0 $8.0 $10.0 $12.0 $14.0 2016 2017 2018 2019 2020 2021 2022 Q1'23 Q2'23 Q3'23 Q4'23 30-89 Days PD 30-89 Days PD / Total Loans $13.4 $8.2 $8.6 $9.5 $7.9 $5.1 $3.7 $3.9 $4.0 $5.2 $5.2 $5.0 $1.6 $1.3 $1.9 $0.8 $0.2 $0.5 $0.5 $0.7 $0.4 $0.6 $- $5.0 $10.0 $15.0 $20.0 2016 2017 2018 2019 2020 2021 2022 Q1'23 Q2'23 Q3'23 Q4'23 Non-performing Loans 90+ Days PD ORE/ORA $5.0 $1.6 $1.3 $1.9 $0.8 $0.2 $0.5 $0.5 $0.7 $0.4 $0.6 $- $1.0 $2.0 $3.0 $4.0 $5.0 $6.0 2016 2017 2018 2019 2020 2021 2022 Q1'23 Q2'23 Q3'23 Q4'23 $13.4 $8.2 $8.6 $9.5 $7.9 $5.1 $3.7 $3.9 $4.0 $4.7 $5.2 0.4% 0.3% 0.3% 0.3% 0.2% 0.1% 0.1% 0.1% 0.1% 0.1% 0.0% 0.1% 0.2% 0.3% 0.4% 0.5% 0.6% 0.7% 0.8% 0.9% $- $2.0 $4.0 $6.0 $8.0 $10.0 $12.0 $14.0 $16.0 2016 2017 2018 2019 2020 2021 2022 Q1'23 Q2'23 Q3'23 Q4'23 Non-performing Loans (NPLs) NPLs / Total Loans Note 1: Non-performing loans and non-performing assets exclude troubled debt restructurings that are performing. Note 2: 12/31/16 30 to 89 days delinquent data excludes $1.63 million of payment plan receivables that were held for sale. Credit Quality Summary Non-performing Loans ($ in Millions) ORE/ORA ($ in Millions) 30 to 89 Days Delinquent ($ in Millions) Non-performing Assets ($ in Millions) 9

10.3 10.4 10.6 10.4 10.4 10.6 Q3'22 Q4'22 Q1'23 Q2'23 Q3'23 Q4'23 8.8 8.9 8.9 8.9 8.9 9.0 Q3'22 Q4'22 Q1'23 Q2'23 Q3'23 Q4'23 6.2 6.4 6.6 6.7 6.7 7.2 Q3'22 Q4'22 Q1'23 Q2'23 Q3'23 Q4'23 • Long-term capital Priorities: Capital retention to support organic growth, acquisitions and return of capital through strong and consistent dividends and share repurchases. • Well capitalized in all regulatory capital measurements. • Tangible common equity ratio excluding the impact of unrealized losses on securities AFS and HTM is 8.3% Strong Capital Position TCE / TA (%) Leverage Ratio (%) CET1 Ratio (%) Total RBC Ratio (%) 10 13.5 13.6 13.8 13.6 13.6 13.7 Q3'22 Q4'22 Q1'23 Q2'23 Q3'23 Q4'23

$30.5 $32.0 $31.0 $30.3 $31.4 $33.8 $34.3 $33.0 $36.1 $39.9 $40.6 $38.4 $38.4 $39.4 $40.1 Q2'20 Q3'20 Q4'20 Q1'21 Q2'21 Q3'21 Q4'21 Q1'22 Q2'22 Q3'22 Q4'22 Q1'23 Q2'23 Q3'23 Q4'23 3.36 3.31 3.12 3.05 3.02 3.18 3.13 3.00 3.26 3.49 3.52 3.32 3.24 3.23 3.26 0.06 0.09 0.09 0.08 0.07 0.08 0.08 0.12 0.77 2.18 3.65 4.38 4.99 5.26 5.33 0.30 0.23 0.39 0.14 0.12 0.11 0.10 0.10 0.12 0.45 0.92 1.39 1.72 1.93 2.11 0 1 2 3 4 5 6 Q 2 '2 0 Q 3 '2 0 Q 4 '2 0 Q 1 '2 1 Q 2 '2 1 Q 3 '2 1 Q 4 '2 1 Q 1 '2 2 Q 2 '2 2 Q 3 '2 2 Q 4 '2 2 Q 1 '2 3 Q 2 '2 3 Q 3 '2 3 Q 4 '2 3 Net Interest Margin (FTE) Average Effective FF Yield Cost of Funds Net Interest Margin/Income • Net interest income was $40.1 million in 4Q'23 compared to $40.6 million in the prior year quarter. A decrease in the net interest margin was partially offset by an increase in average earnings assets. • Net interest margin was 3.26% during the fourth quarter of 2023, compared to 3.52% in the year-ago quarter and 3.23% in the third quarter of 2023. Yields, NIM and Cost of Funds (%) Net Interest Income ($ in Millions) 11

12

Linked Quarter Analysis

4Q'23 NIM Changes

Q3'23	3.23%
Change in earning asset mix	0.04%
Increase in loan & investment yield	0.16%
Change in funding mix	-0.05%
Increase in funding costs	-0.12%
Q4'23	3.26%

Linked Quarter Average Balances and FTE Rates ($ in thousands)

	4Q23			3Q23			Change		
	Avg Bal	Inc/Exp	Yield	Avg Bal	Inc/Exp	Yield	Avg Bal	Inc/Exp	Yield
Cash	$119,884	$1,647	5.45%	$108,389	$1,468	5.37%	$11,495	$179	0.08%
Investments	1,044,061	9,539	3.65%	1,089,285	9,729	3.57%	(45,224)	(190)	0.08%
Commercial loans	1,642,191	28,544	6.90%	1,566,874	26,804	6.79%	75,317	1,740	0.12%
Mortgage loans	1,491,933	17,759	4.76%	1,479,029	16,941	4.58%	12,904	818	0.19%
Consumer loans	630,628	8,050	5.06%	648,631	7,692	4.70%	(18,003)	358	0.36%
Earning assets	$4,928,697	$65,539	5.29%	$4,892,208	$62,634	5.10%	$36,489	$2,905	0.20%
Nonmaturity deposits	$2,603,044	$13,084	1.99%	$2,598,170	$12,272	1.87%	$4,874	812	0.13%
CDARS deposits	97,709	1,065	4.32%	96,409	989	4.07%	1,300	76	0.25%
Retail Time deposits	506,534	4,880	3.82%	452,585	3,970	3.48%	53,949	910	0.34%
Brokered deposits	299,248	4,082	5.41%	267,816	3,512	5.20%	31,432	570	0.21%
Bank borrowings	50,018	659	5.23%	60,017	794	5.25%	(9,999)	(135)	-0.02%
IBC debt	79,218	1,480	7.41%	79,182	1,468	7.36%	36	12	0.06%
Cost of funds	$3,635,771	$25,250	2.76%	$3,554,179	$23,005	2.57%	$81,592	$2,245	0.19%
Free funds	$1,292,926			$1,338,029			($45,103)		
Net interest income		$40,289			$39,629			$660	
Net interest margin			3.26%			3.23%			0.03%

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13

Interest Rate Risk Management

Changes in Net Interest Income (Dollars in 000's)

December 31, 2023

	-200	-100	Base-rate	100	200
Net Interest Income	$167,785	$168,952	$169,495	$168,321	$165,965
Change from Base	-1.01%	-0.32%		-0.69%	-2.08%

September 30, 2023

	-200	-100	Base-rate	100	200
Net Interest Income	$169,475	$171,069	$172,118	$171,200	$169,245
Change from Base	-1.54%	-0.61%		-0.53%	-1.67%

Simulation analyses calculate the change in net interest income over the next twelve months, under immediate parallel shifts in interest rates, based upon a static statement of financial condition, which includes derivative instruments, and does not consider loan fees.

- The decrease in the base case modeled NII is due to an adverse shift in the funding mix and the change in rates during the quarter which caused the yield curve to invert further. These changes were partially offset by improvement in asset mix with an increase in loans and a decline in investments and earning asset growth.
- The NII sensitivity profile is largely unchanged during the quarter for smaller rate changes of +/- 100 basis points. The exposure to rising rates increased modestly for larger rate increases. asset and liability duration both moved lower but liability duration declined more caused by the adverse shift in the funding mix.
- Base-rate is a static balance sheet applying the spot yield curve from the valuation date.
- Stable core funding base. Transaction accounts fund 37.8% of assets and other non-maturity deposits fund another 18.8% of assets. Moderate wholesale funding of just 7.9% of assets.
- 33.0% of assets reprice in 1 month and 45.9% reprice in the next 12 months.
- Continually evaluating strategies to manage NII through hedging as well as product pricing and structure.

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Interchange income $3,336 Service Chg Dep $3,061 Gain (Loss)- Mortgage Sale $1,961 Gain (Loss)- Securities $- Mortgage loan servicing, net $(2,442) Investment & insurance commissions $1,010 Bank owned life insurance $141 Other income $2,030 $ 1 5 .8 $ 1 8 .9 $ 1 4 .6 $ 1 6 .9 $ 1 1 .5 $ 1 0 .5 $ 1 5 .4 $ 1 5 .6 $ 9 .1 3 0 .3% 3 5 .4% 2 7 .6% 2 7 .3% 1 8 .4% 1 6 .4% 1 8 .4% 2 0 .0% 1 2 .2% -5.0 5.0 15.0 25.0 35.0 45.0 55.0 $- $5.0 $10.0 $15.0 $20.0 $25.0 $30.0 $35.0 $40.0 Q 4 '2 1 Q 1 '2 2 Q 2 '2 2 Q 3 '2 2 Q 4 '2 2 Q 1 '2 3 Q 2 '2 3 Q 3 '2 3 Q 4 '2 3 Non-interest Income Non-interest Inc/Operating Rev (%) Strong Non-interest Income • The $3.1 million comparative quarterly decrease in mortgage loan servicing; net is primarily attributed to changes in the fair value of capitalized mortgage loan servicing rights associated with changes in mortgage loan interest rates and expected future prepayment levels. • Mortgage banking: − $2.0 million in net gains on mortgage loans in 4Q'23 vs. $1.5 million in the year ago quarter. The increase is primarily due to higher mortgage loan sales as well as increased profit margins and fair value adjustments. − $108.0 million in mortgage loan originations in 4Q'23 vs. $138.9 million in 4Q’22 and $172.9 million in 3Q’23. − 4Q'23 mortgage loan servicing includes a $3.6 million ($0.14 per diluted share, after tax) decrease in fair value adjustment due to price compared to a decrease of $0.5 million ($0.02 per diluted share, after tax) in the year ago quarter. Source: Company documents. 4Q23 Non-interest Income (thousands) Non-interest Income Trends ($M) 14 $9.3M

61.7% 63.2% 64.8% 63.1% 61.3% 59.8% 60.4% 59.6% 59.9% 60.8% Q 3 '2 1 Q 4 '2 1 1 Q '2 2 2 Q '2 2 3 Q '2 2 4 Q '2 2 1 Q '2 3 2 Q '2 3 3 Q '2 3 4 Q '2 3 $ 3 4 .0 $ 3 1 .5 $ 3 2 .4 $ 3 2 .4 $ 3 2 .1 $ 3 1 .0 $ 3 2 .2 $ 3 2 .0 $ 3 1 .9 $- $5.0 $10.0 $15.0 $20.0 $25.0 $30.0 $35.0 Q 4 '2 1 Q 1 '2 2 Q 2 '2 2 Q 3 '2 2 Q 4 '2 2 Q 1 '2 3 Q 2 '2 3 Q 3 '2 3 Q 4 '2 3 Compensation and Benefits Loan and Collection Occupancy Data Processing FDIC Insurance Other Focus on Improved Efficiency • 4Q'23 efficiency ratio of 64.3%. • Compensation and employee benefits expense of $19.0 million, a decrease of $1.3 million from the prior year quarter. • Compensation (salaries and wages) decreased $0.1 million due primarily to decreases in mortgage/retail operations and branch personnel, vacation accrual true up and lower severance that were partially offset by raises. • $1.5 million decrease in performance-based compensation expense. • Payroll taxes and employee benefits increased $0.2 million primarily due to a higher healthcare related costs. • Data processing costs increased by $0.2 million primarily to core data processor annual asset growth and CPI related cost increases as well as the purchase of a new lending solution software. • Opportunities exist to gain additional efficiencies as we continue to optimize our delivery channels. Non-interest Expense ($M) Efficiency Ratio (4 quarter rolling average) Source: Company documents. 15

Look-Back on 2023 Forecast Outlook for 2023 *as of January, 2023 • IBCP forecast of low double digit (approximately 10%-12%) overall loan growth is based on increases in commercial loans and mortgage loans with installment loans remaining flat. Expect much of this growth to occur in the last three quarters of 2023. • This growth forecast also assumes a stable Michigan economy. • IBCP forecast of high single digit (7%-9%) growth is primarily supported by an increase in earning assets and a favorable shift in the earning asset base. Expect net interest margin (NIM) to be stable to slightly higher (0.05% - 0.10%) in 2023 compared to full-year 2022. • Primary driver is an increase in earning asset yield. The forecast assumes a 0.50% Fed rate increase in February, a 0.25% increase in March and a 0.25% decrease in September and December in the federal funds rate while long-term interest rates decline slightly over year-end 2022 levels. • Very difficult area to forecast. Future provision levels under CECL will be particularly sensitive to loan growth and mix, projected economic conditions, watch credit levels and loan default volumes. • The allowance as a percentage of total loans was at 1.51% at 12/31/22. • A full year 2023. provision (expense) for credit losses of approximately 0.25% to 0.35% of average total portfolio loans would not be unreasonable. 4Q'23 Update • Total portfolio loans increased $49.4 million (5.2% annualized) in 4Q’23 and $325.5 million (9.4%) for the full year 2023 which is slightly lower than our forecasted range. • Commercial and mortgage loans had positive growth for the fourth quarter and full year in 2023. • 4Q'23 net interest income was $0.5 million (4.8% annualized) lower than the prior year quarter. The net interest margin was 3.26% for the current quarter and 3.52 for the prior year quarter and up 0.03% from the linked quarter. • The $0.5 million decrease in net interest income is due to a 0.26% decrease in net interest margin that was partially offset by a $291.2 million increase in average earning assets. Full year 2023 increase of $6.8 million or 4.5%. • The provision for credit losses was a credit of $0.6 million (0.07% annualized). The 4Q'23 provision credit was primarily the result of a change in allocation rates due to subjective factors and the payoff of one problem credit ($1.0 million). Full year 2023 provision expense was $6.2 million or 0.17% of average total loans for the year. LENDING Continued growth NET INTEREST INCOME Growth driven primarily by higher average earning assets PROVISION FOR CREDIT LOSSES Steady asset quality metrics 16

Look-Back on 2023 Forecast Outlook for 2023 *as of January, 2023 • IBCP forecasted 2023 quarterly range of $11M to $13M with the total for the year down 20% to 25% from 2022 actual of $61.9M • Expect mortgage loan origination volumes in 2023 to be down by approximately 20%, a decline in mortgage loan servicing net of approximately 80%, interchange income in 2023 to increase approximately 2.0% to 3.0% as compared to 2022 and service charges on deposits to be collectively comparable to 2022 (a decline in NSF fees to be largely offset by an increase in treasury management related service charges). • IBCP forecasted 2023 quarterly range of $32.0M to $33.5M with the total for the year up 1.5% to 2.5% from the 2022 actual of $128.3M. • The primary driver is an increase in data processing and FDIC deposit insurance premiums. • Approximately an 18.8% effective income tax rate in 2023. This assumes a 21% statutory federal corporate income tax rate during 2023. • 2023 share repurchase authorization at approximately 5% (1.1 million) of outstanding shares. • Share repurchases will be dependent on capital levels, capital allocation options and share price trends. We are not modeling any share repurchases in 2023. 4Q'23 Update • Non-interest income totaled $9.1 million in 4Q'23, which was below the forecasted range. 4Q'23 mortgage loan originations, sales and gains totaled $108.0 million, $86.5 million and $2.0 million, respectively. • Mortgage loan servicing net, generated a loss of $2.4 million in 4Q'23. • Full year 2023 mortgage originations decreased $381.3 million (40.8%). • Full year 2023 quarterly average of $13.4 million which is above our original forecast. • Total non-interest expense was $31.9 million in the 4Q’23, which was below our forecasted range. • The comparative quarterly decrease is primarily due to declines in compensation and employee benefits, occupancy, net, communications expense and loan and collection expense that were partially offset by increases in data processing, FDIC insurance expense, advertising and costs related to unfunded lending commitments. The decrease in compensation and employee benefits is primarily related to a lower expected level of incentive compensation. Full year 2023 quarterly average of $31.8 million. • Actual effective income tax rate of 23.4% and 19.8% for the 4Q’23 and full year, respectively. • 10,200 shares were repurchased in the fourth quarter of 2023 at a average share price of $19.08. 298,601 shares at an average share price of 17.27 have been repurchased for the full year of 2023. NON-INTEREST INCOME NON-INTEREST EXPENSES INCOME TAXES SHARE REPURCHASES 17

Outlook for 2024 Outlook for 2024 *as of January, 2024 • IBCP forecast of mid-single digit (approximately 6%-8%) overall loan growth is based on increases in commercial loans and mortgage loans with installment loans remaining flat. Expect much of this growth to occur in the first three quarters of 2024. • This growth forecast also assumes a stable Michigan economy. • The forecast assumes 0.25% Fed rate cuts in May, June, August and October in the federal funds rate while long-term interest rates decline slightly over year-end 2023 levels. • IBCP forecast of mid-single digit (6%-8%) growth is primarily supported by an increase in earning assets and a favorable shift in the earning asset base. Expect the net interest margin (NIM) to increase (0.10% - 0.15%) in 2024 compared to full-year 2023. Primary driver is an increase in earning asset yield that is partially offset by an increase in yield on interest bearing liabilities. • Very difficult area to forecast. Future provision levels under CECL will be particularly sensitive to loan growth and mix, projected economic conditions, watch credit levels and loan default volumes. • The allowance as a percentage of total loans was at 1.44% at 12/31/23 • A full year 2024 provision (expense) for credit losses of approximately 0.15%-0.25% of average total portfolio loans would not be unreasonable. LENDING Continued growth NET INTEREST INCOME Growth driven primarily by higher average earning assets PROVISION FOR CREDIT LOSSES Steady asset quality metrics 18

Outlook for 2024 Outlook for 2024 *as of January, 2024 • IBCP forecasts 2024 quarterly range of $11.5M to $13.0M with the total for the year down 0.5% to 1.0% from 2023 actual of $50.7M • Expect mortgage loan origination volumes in 2024 to increase by approximately 7%, a decline in mortgage loan servicing net of approximately 19%, interchange income in 2024 to increase approximately 1.5% to 2.5% as compared to 2023, service charges on deposits to be collectively comparable to 2023 and other income to decline approximately 5%comparable to 2023 actuals. • IBCP forecasts 2024 quarterly range of $32.5M to $33.5M with the total for the year up 3.5% to 4.25% from the 2023 actual of $127.1M. • The primary driver is an increase in compensation and employee benefits, data processing, loan and collection and advertising. • Approximately a 20% effective income tax rate in 2024 This assumes a 21% statutory federal corporate income tax rate during 2024. • 2024 share repurchase authorization at approximately 5% (1.1 million) of outstanding shares. • Share repurchases will be dependent on capital levels, capital allocation options and share price trends. We are not modeling any share repurchases in 2024. NON-INTEREST INCOME NON-INTEREST EXPENSES INCOME TAXES SHARE REPURCHASES 19

20

Strategic Initiatives

GROWTH

- Outside Sales - Relationship banking focus thru consistent calling on prospects and COI's.
- Inside Service/Sales – high retention + high cross sales, collaboration of strategic partners.
- Digital Marketing - Leverage data insights, target strategically, elevate brand image, personalize the customer experience.
- Leverage Referral Network – Fintech (ReferLive);
- New Products – SMB deposit product, Business digital pmts.
- Market Expansion – Through existing indirect dealer network.
- Selective and opportunistic bank and branch acquisitions.

PROCESS IMPROVEMENT & COST CONTROLS

- Process Automation – leverage core investments + Fintech partnerships: (Blend) mortgage; (Numerated) Commercial;
- Branch Optimization - including assessing existing locations, new locations, service hours, staffing, & workflow and leveraging technology.
- Promotion of Self-Serve Channels - (One Wallet, Treasury One, etc.)
- Leverage Banker Capacity – including on-line appointment setting.
- **Leverage Middleware + API's** – expediate new technology implementation.
- Optimize Office Space Utilization

TALENT MANAGEMENT

- Invest in our Team – competitive C&B offering, skill training, leadership development, etc.
- High Employee Engagement – thru fostering a culture of purpose, opportunity, continuous learning, diversity, reward + recognition.
- Promote Teamwork + Alignment across all business units.
- Invest in technology - to enhance the employee experience + customer experience.
- Client Service Model – well defined and applied.

RISK MANAGEMENT

- Utilize three layers of defense (business unit, risk management and internal audit). Independent & collaborative approach.
- Consistent earnings + maintain strong capital levels.
- Proactive credit quality monitoring and problem resolution.
- Manage Liquidity and IRR.
- Manage Operational risk, emphasizing cyber security, fraud prevention, and regulatory compliance.
- Effective relationships with regulators & other outside oversight parties. Proactive, transparent and good communication.

Member FDIC EQUAL HOUSING LENDER

Be Independent

Question and Answer Session Closing Remarks NASDAQ: IBCP Thank you for attending 21

Appendix Additional Financial Data and Non-GAAP Reconciliations 22

Historical Financial Data 23 here Year Ended December 31, Quarter Ended, ($M except per share data) 2020 2021 2022 2023 12/31/22 3/31/23 6/30/23 9/30/23 12/31/23 Balance Sheet: Total Assets $4,204 $4,705 $5,000 $5,264 $5,000 $5,139 $5,136 $5,200 $5,264 Portfolio Loans $2,734 $2,905 $3,465 $3,791 $3,465 $3,510 $3,631 $3,741 $3,791 Deposits $3,637 $4,117 $4,379 $4,622 $4,379 $4,545 $4,488 $4,586 $4,622 Tangible Common Equity $357 $367 $317 $374 $317 $317 $345 $345 $374 Profitability: Pre-Tax, Pre-Provision Income $81.9 $75.4 $83.7 $79.9 $19.9 $18.0 $21.5 $23.0 $17.3 Pre-Tax, Pre-Prov / Avg. Assets 2.08% 1.62% 1.74% 1.56% 1.61% 1.43% 1.71% 1.77% 1.32% Net Income(1) $56.2 $62.9 $63.8 $59.1 $15.1 $13.0 $14.8 $17.5 $13.7 Diluted EPS $2.53 $2.88 $2.97 $2.79 $0.71 $0.61 $0.70 $0.83 $0.65 Return on Average Assets(1) 1.43% 1.41% 1.32% 1.15% 1.21% 1.06% 1.18% 1.34% 1.04% Return on Average Equity(1) 15.7% 16.1% 18.5% 16.0% 17.9% 14.8% 16.3% 18.7% 14.4% Net Interest Margin (FTE) 3.34% 3.10% 3.32% 3.26% 3.52% 3.33% 3.26% 3.25% 3.26% Efficiency Ratio 59.2% 62.9% 59.4% 60.8% 60.8% 62.1% 59.3% 57.5% 64.3% Asset Quality: NPAs / Assets 0.21% 0.11% 0.08% 0.11% 0.08% 0.09% 0.09% 0.10% 0.11% NPAs / Loans + OREO 0.32% 0.18% 0.12% 0.15% 0.12% 0.12% 0.13% 0.14% 0.15% ACL / Total Portfolio Loans 1.30% 1.63% 1.51% 1.44% 1.51% 1.44% 1.49% 1.48% 1.44% NCOs / Avg. Loans 0.11% (0.07%) 0.00% 0.01% 0.00% 0.12% 0.00% 0.00% 0.01% Capital Ratios: TCE Ratio 8.6% 7.9% 6.4% 7.2% 6.4% 6.6% 0.1% 6.7% 7.2% Leverage Ratio 9.2% 8.8% 8.8% 9.0% 8.8% 8.9% 0.1% 8.9% 9.0% Tier 1 Capital Ratio 13.3% 12.1% 11.4% 11.5% 11.4% 11.5% 0.1% 11.4% 11.5% Total Capital Ratio 16.0% 14.5% 13.7% 13.7% 13.7% 13.8% 0.1% 13.7% 13.7%

Year Ended December 31, ($M except per share data) 2018 2019 2020 2021 2022 2023 5 Year CAGR Balance Sheet: Total Assets $3,353 $3,565 $4,204 $4,705 $5,000 $5,264 9.4% Portfolio Loans $2,583 $2,725 $2,734 $2,905 $3,465 $3,791 8.0% Deposits $2,913 $3,037 $3,637 $4,117 $4,379 $4,623 9.7% Tangible Common Equity $304 $317 $357 $367 $317 $374 4.2% Profitability: Pre-Tax, Pre-Provision Income $50.6 $58.6 $81.9 $75.4 $83.1 $79.9 9.6% Pre-Tax, Pre-Prov / Avg. Assets 1.62% 1.70% 2.08% 1.62% 1.68% 1.56% - Net Income(1) $39.8 $46.4 $56.2 $62.9 $63.4 $59.1 8.2% Diluted EPS $1.68 $2.00 $2.53 $2.88 $2.97 $2.79 10.7% Return on Average Assets(1) 1.27% 1.35% 1.43% 1.41% 1.31% 1.15% - Return on Average Equity(1) 12.38% 13.63% 15.68% 16.13% 18.41% 16.04% - Net Interest Margin (FTE) 3.88% 3.80% 3.34% 3.10% 3.32% 3.26% - Efficiency Ratio 67.20% 64.90% 59.24% 62.87% 59.71% 60.76% - Asset Quality: NPAs / Assets 0.29% 0.32% 0.21% 0.11% 0.08% 0.11% - NPAs / Loans + OREO 0.38% 0.42% 0.32% 0.18% 0.12% 0.15% - Reserves / Total Loans 0.96% 0.96% 1.30% 1.63% 1.51% 1.44% - NCOs / Avg. Loans (0.03%) (0.02%) 0.11% (0.07%) 0.00% 0.01% - Capital Ratios: TCE Ratio 9.2% 9.0% 8.6% 7.9% 6.4% 7.2% - Leverage Ratio 10.5% 10.1% 9.2% 8.8% 8.8% 9.1% - Tier 1 Capital Ratio 13.3% 12.7% 13.3% 12.2% 11.4% 11.6% - Total Capital Ratio 14.3% 13.7% 16.0% 14.7% 13.7% 13.8% - Shareholder Value: TBV/Share $ 12.90 $ 14.08 $ 16.33 $ 17.33 $ 15.04 $ 17.90 6.8% Dividends Paid per Share $ 0.60 $ 0.72 $ 0.80 $ 0.84 $ 0.88 $ 0.92 8.9% Value of Shares Repurchased $ 12.68 $ 26.3 $ 14.2 $ 17.3 $ 4.0 $ 5.2 - 24 Historic Financial Performance

Sources of Liquidity 4Q 2023 Current On-balance sheet Excess reserves at the Fed $ 101.6 Unpledged AFS Securities $ 660.8 Total On-balance sheet $ 762.4 On balance sheet liquidity to total deposits 15% Available Sources of Liquidity Unused FHLB & FRB (including BTFP) $ 1,529.8 Borrow capacity on unpledged bonds $ 754.6 Total Available Sources $ 2,284.4 Sources of Liquidity to total deposits 49% 80% 80% 98% 85% 73% 79.2% 203% 218% 237% 240% 222% 237% 3Q22 4Q22 1Q23 2Q23 3Q23 4Q23 On-balance sheet / Uninsured Deposits Available Sources / Uninsured Deposits Note: Portfolio loans exclude loans HFS. Liquidity / Uninsured Deposits Strong Liquidity Position • Significant liquidity position to manage the current environment. • Total available liquidity significantly exceeds (237%) estimated uninsured deposit balances. • Established access and tested the BTFP, no borrowings at 12/31/23. • Attractive loan to deposit ratio of 81.5%. • Uninsured deposit to total deposits of approximately 20.8%, excluding brokered time deposits. Sources of Liquidity 25

$1,937 $963 $476 $285 $208 $543 $211 $2,145 $1,506 $687 $285 Consumer Commercial Public Funds Brokered Insured Deposits Uninsured Deposits $ 3 ,2 1 6 $ 3 ,2 9 7 $ 3 ,3 0 0 $ 3 ,4 0 3 $ 3 ,5 8 0 $ 3 ,5 7 0 $ 3 ,5 7 5 $ 3 ,6 6 1 $989 $994 $1,027 $976 $965 $918 $1,011 $962 $4,205 $4,291 $4,327 $4,379 $4,545 $4,488 $4,586 $4,623 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 4Q'23 Insured Deposits Uninsured Deposits Granular Deposit Base • Average deposit account balance of approximately $20,375. • Average deposit balance excluding reciprocal deposit of $16,541. • Average Commercial deposit balance of $90,935. • Average retail deposit balance of $10,962. • 10 largest deposit accounts total $288.9 million or 6.25% of total deposits. − $245.0 million in ICS with FDIC coverage. • 100 largest deposit accounts total $890.3 million or 19.26% of total deposits. − $559.2 million in ICS with FDIC coverage. Note: Uninsured deposit calculation is an approximation. Uninsured Deposit by Segment (12/31/23) Uninsured Deposit Trend ($MM) 26

$19 $78 $12.5 $4.8 $9.6 $70.1 M a tu ri n g 2 0 2 4 M a tu ri n g 2 0 2 5 M a tu ri n g 2 0 2 6 M a tu ri n g 2 0 2 7 & A ft e r 23% 77% CRE – Office Metrics • 25.3% of portfolio is medical office buildings. • 92% of portfolio are located in suburban geographies. • 72.3% of CRE – Office mature after 2026. • Average loan size of $1.3 million. Maturing Exposure (millions) CRE - Office Fixed vs. Variable Geographic Location (millions) 27 Urban Suburban Fixed Variable

Non-GAAP to GAAP Reconciliation 28 December 31, September 30, June 30, March 31, December 31, 2023 2022 2021 2020 2023 2023 2023 2023 2022 Net interest income $ 156,329 $ 149,561 $ 129,765 $ 123,612 $ 40,111 $ 39,427 $ 38,350 $ 38,441 $ 40,602 Non-interest income 50,676 61,909 76,643 80,745 9,097 15,611 15,417 10,551 11,468 Non-interest expense 127,119 128,341 131,023 122,413 31,878 32,036 32,248 30,957 32,091 Pre-Tax, Pre-Provision Income 79,886 83,129 75,385 81,944 17,330 23,002 21,519 18,035 19,979 Provision for credit losses 6,210 5,341 (1,928) 12,463 (617) 1,350 3,317 2,160 1,390 Income tax expense 14,609 14,437 14,418 13,329 4,204 4,109 3,412 2,884 3,503 Net income $ 59,067 $ 63,351 $ 62,895 $ 56,152 $ 13,743 $ 17,543 $ 14,790 $ 12,991 $ 15,086 Average total assets 5,115,624$ 4,825,723$ 4,465,577$ 3,933,655$ 5,233,666$ 5,192,114$ 5,044,746$ 4,988,440$ 4,934,859$ Performance Ratios Return on average assets 1.15% 1.31% 1.41% 1.43% 1.04% 1.34% 1.18% 1.06% 1.21% Pre-tax, Provision return on average assets 1.56% 1.72% 1.69% 2.08% 1.31% 1.76% 1.71% 1.47% 1.61% Year Ended December 31, Quarter Ended (Dollars in thousands)

Reconciliation of Non-GAAP Financial Measures 29 Reconciliation of Non-GAAP Financial Measures 2023 2022 2023 2022 Net Interest Margin, Fully Taxable Equivalent ("FTE") Net interest income 40,111$ 40,602$ 156,329$ 149,561$ Add: taxable equivalent adjustment 178 453 900 1,878 Net interest income - taxable equivalent 40,289$ 41,055$ 157,229$ 151,439$ Net interest margin (GAAP) (1) 3.25% 3.48% 3.24% 3.28% Net interest margin (FTE) (1) (2) 3.26% 3.52% 3.26% 3.32% (1) Quarter to date are annualized. (2) 2023 taxable equivalent adjustments have been updated Three Months Ended Twelve Months Ended December 31, December 31, (Dollars in thousands)

Reconciliation of Non-GAAP Financial Measures (continued) 30 Tangible Common Equity Ratio December 31, September 30, June 30, March 31, December 31, 2023 2022 2021 2020 2023 2023 2023 2023 2022 Common shareholders' equity 404,449$ 347,596$ 398,484$ 389,522$ 404,449$ 374,998$ 375,162$ 367,714$ 347,596$ Less: Goodwill 28,300 28,300 28,300 28,300 28,300 28,300 28,300 28,300 28,300 Other intangibles 2,004 2,551 3,336 4,306 2,004 2,141 2,278 2,415 2,551 Tangible common equity 374,145$ 316,745$ 366,848$ 356,916$ 374,145$ 344,557$ 344,584$ 336,999$ 316,745$ Total assets $ 5,263,726 $ 4,999,787 $ 4,704,740 $ 4,204,013 $ 5,263,726 $ 5,200,018 $ 5,135,564 $ 5,138,934 $ 4,999,787 Less: Goodwill 28,300 28,300 28,300 28,300 28,300 28,300 28,300 28,300 28,300 Other intangibles 2,004 2,551 3,336 4,306 2,004 2,141 2,278 2,415 2,551 Tangible assets $ 5,233,422 $ 4,968,936 $ 4,673,104 $ 4,171,407 $ 5,233,422 $ 5,169,577 $ 5,104,986 $ 5,108,219 $ 4,968,936 Common equity ratio 7.68% 6.95% 8.47% 9.27% 7.68% 7.21% 7.31% 7.16% 6.95% Tangible common equity ratio 7.15% 6.37% 7.85% 8.56% 7.15% 6.67% 6.75% 6.60% 6.37% Year Ended December 31, Quarter Ended (Dollars in thousands)